                                                                    EXHIBIT 99.2

                                LEASE ASSIGNMENT

     For and in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Minnesota School of Business, Inc., (Assignor), a corporation under the laws of the State of Minnesota, does hereby sell, transfer and assign to C Square Enterprises, a Utah corporation, (Assignee) all right, claim and interest which it has in and to that certain Lease dated October 1, 2002, as amended, made by IS Properties LLC., as Landlord and Minnesota School of Business dba Utah Career College as Tenant on that certain real property located at 1746 West 7800 South, West Jordan, Utah, together will all rights and interests under said lease from the 30th day of June, 2005.

                                        ASSIGNOR
                                        Minnesota School of Business, Inc.


                                        By /s/ Terry L. Myhre
                                           -------------------------------------
                                        Its

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN

The foregoing instrument was acknowledged before me by Terry L. Myhre, this 29th day of June, 2005.


          (seal)                        /s/ Robert Junghans
                                        ----------------------------------------
                                        Notary Public

This Instrument was Drafted By
Robert W. Junghans
2 Skillman Lane
North Oaks, MN 55127
Tel. 651/482-5999

                       SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE is made and entered into this 16th day of March , 2005 by and between IS PROPERTIES, LLC ("Landlord") and MINNESOTA SCHOOL OF BUSINESSS, dba UTAH CAREER COLLEGE ("Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to a Lease Agreement dated October 1, 2002 (the "Lease") and a First Amendment dated June 1, 2004. The Lease provides for the lease of certain premises consisting of approximately 5,070 square feet of retail space (the "Original Premises") located in the Independence Square Shopping Center (the "Shopping Center"), in West Jordan, Utah. The First Amendment provides for the lease of additional space consisting of approximately 1,230 square feet of retail space (the "Additional Space") also located in the Shopping Center.

     B. Landlord and Tenant now desire to amend the Lease in certain respects, including leasing additional space to Tenant, all in accordance with and subject to the terms and conditions set forth herein.

                        TERMS AND CONDITIONS OF AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Effective Date. This Amendment shall become effective as of July 1, 2005 (the "Effective Date").

     2. Lease of Additional Premises. Landlord will lease to Tenant, and Tenant will accept and lease from Landlord, those additional premises located in the Shopping Center and previously occupied by Mission Health Services, consisting of approximately 10,500 square feet of office space and commonly known as 1800 West 7800 South, West Jordan, Utah 84084 (the "Additional Premises"). Landlord will deliver possession of the Additional Premises to Tenant immediately upon vacation of said premises by Mission Health Services. Upon vacation by Mission Health Services, the Additional Premises shall be deemed to be part of the "Demised Premises" as defined in the Lease and Tenant's use and occupancy of the Additional Premises will be subject to all of the terms and conditions of the Lease applicable to the Demised Premises.

     3. Term The lease term for the Additional Premises shall be for 14 years. The lease term for the Original Premises and the Additional Space in the First Amendment to the Lease shall be extended to be coterminous with term of the Additional Premises in the Second Amendment to the Lease.

     4. Amendment of Fixed Rent. Section 7.1 of the Lease is amended to read as follows:

     7.1 Base Rent. Tenant agrees to pay Landlord as Base Rent the following three sums, for the Original Space of 5,070 square feet of Rentable Area, for the Additional Space of 1,230 square feet in the First Amendment to the lease and the Additional Premises of 10,500 square feet in this Second Amendment to the Lease on the first day of each month according to the amounts and dates below:

     A.   Original Space/5,070 SF - 1746 West 7800 South

01/01/03-03/31/03   $2,640.63/month   Net/Net/Net
04/01/03-12/31/03   $5,281.25         Net/Net/Net
01/01/04-12/31/04   $5,281.25/month   $63,375.00/year Net/Net/Net
01/01/05-12/31/05   $5,281.25/month   $63,375.00/year Net/Net/Net
01/01/06-12/31/06   $5,800.93/month   $69,611.10/year Net/Net/Net
01/01/07-12/31/07   $5,800.93/month   $69,611.10/year Net/Net/Net
01/01/08-12/31/08   $5,800.93/month   $69,611.10/year Net/Net/Net
01/01/09-12/31/09   $5,800.93/month   $69,611.10/year Net/Net/Net
01/01/10-09/30/10   $5,800.93/month   $52,208.37/year Net/Net/Net
10/01/10-12/31/10   $5,800.93/month   Net/Net/Net
01/01/11-12/31/11   $5,945.95/month   $71,351.40/year Net/Net/Net
01/01/12-12/31/12   $6,094.60/month   $73,135.20/year Net/Net/Net
01/01/13-12/31/13   $6,246.97/month   $74,963.64/year Net/Net/Net
01/01/14-12/31/14   $6,403.14/month   $76,837.68/year Net/Net/Net
01/01/15-12/31/15   $6,563.22/month   $78,758.64/year Net/Net/Net
01/01/16-12/31/16   $6,727.30/month   $80,727.60/year Net/Net/Net
01/01/17-12/31/17   $6,895.48/month   $82,745.76/year Net/Net/Net
01/01/18-12/31/18   $7,067.87/month   $84,814.44/year Net/Net/Net
01/01/19-06/30/19   $7,244.57/month   $43,467.42/year Net/Net/Net

     B.   Additional Space/1,230 SF - 1740 West 7800 South

06/01/04-12/31/04   $1,281.25/month   Net/Net/Net
01/01/05-12/31/05   $1,281.25/month   $15,375.00/year Net/Net/Net
01/01/06-12/31/06   $1,407.33/month   $16,887.96/year Net/Net/Net
01/01/07-12/31/07   $1,407.33/month   $16,887.96/year Net/Net/Net
01/01/08-12/31/08   $1,407.33/month   $16,887.96/year Net/Net/Net
01/01/09-12/31/09   $1,407.33/month   $16,887.96/year Net/Net/Net
01/01/10-09/30/10   $1,407.33/month   $12,665.97/year Net/Net/Net
10/01/10-12/31/10   $1,407.33/month   Net/Net/Net
01/01/11-12/31/11   $1,442.51/month   $17,310.12/year Net/Net/Net
01/01/12-12/31/12   $1,478.58/month   $17,742.96/year Net/Net/Net
01/01/13-12/31/13   $1,515.54/month   $18,186.48/year Net/Net/Net
01/01/14-12/31/14   $1,553.43/month   $18,641.16/year Net/Net/Net
01/01/15-12/31/15   $1,592.26/month   $19,107.12/year Net/Net/Net
01/01/16-12/31/16   $1,632.07/month   $19,584.84/year Net/Net/Net
01/01/17-12/31/17   $1,672.87/month   $20,074.44/year Net/Net/Net
01/01/18-12/31/18   $1,714.69/month   $20,576.28/year Net/Net/Net
01/01/19-06/30/19   $1,757.56/month   $10,545.36/year Net/Net/Net

     C. Additional Premises/10,500 SF - 1800 West 7800 South 14 year term-Commencing July 1, 2005

07/01/05-06/30/06   $10,937.50/month   $65,625.00/year Net/Net/Net
07/01/06-06/30/07   $11,210.94/month   $67,265.64/year Net/Net/Net
07/01/07-06/30/08   $11,491.21/month   $68,947.26/year Net/Net/Net
07/01/08-06/30/09   $11,778.49/month   $70,670.94/year Net/Net/Net
07/01/09-06/30/10   $12,072.95/month   $72,437.70/year Net/Net/Net
07/01/10-06/30/11   $12,374.78/month   $74,248.68/year Net/Net/Net
07/01/11-06/30/12   $12,684.15/month   $76,104.90/year Net/Net/Net
07/01/12-06/30/13   $13,001.25/month   $78,007.50/year Net/Net/Net
07/01/13-06/30/14   $13,326.28/month   $79,957.68/year Net/Net/Net
07/01/14-06/30/15   $13,659.44/month   $81,956.64/year Net/Net/Net
07/01/15-06/30/16   $14,000.92/month   $84,005.52/year Net/Net/Net
07/01/16-06/30/17   $14,350.95/month   $86,105.70/year Net/Net/Net
07/01/17-06/30/18   $14,709.72/month   $88,258.32/year Net/Net/Net
07/01/18-06/30/19   $15,077.46/month   $90,464.76/year Net/Net/Net

     D. Base Rent Increases. The Base Rent stated above reflects increases of 2.5% annually for the Additional Premises beginning and after July 1, 2006 and for the Original Premises and the Additional Space beginning and after January 1, 2011 during the initial term and any extension of the initial term.

     5. Tenant's Proportionate Share. Tenant's proportionate share of taxes, insurance, and common area maintenance expense with respect to the Additional Premises, the Additional Space and, commencing on the effective date, the Additional Premises shall be calculated as provided in Article 29 of the Lease. Tenant shall continue to pay its proportionate share of taxes, insurance and common area maintenance with respect to the Original Premises and the Additional Space, and commencing on the effective date, shall also pay its proportionate share of such expenses with respect to the Additional Premises.

     6. Tenant Improvement Allowance. Landlord will provide Tenant a "Tenant Improvement Allowance" up to the amount of $15 per square foot of the Additional Premises to be applied to the cost of finishing the shell of the Additional Premises with improvements to be mutually agreed upon by Landlord and Tenant.

     7. Additional Parking and Tenant's Pro-Rata Share for Parking. In addition to the parking previously provided in connection with the Original Premises and the Additional Space, Tenant shall be entitled to the non-exclusive use of 100 parking spaces in front of and to the north of the Additional Premises. With regard to determining Tenant's pro rata share of Common Area expenses applicable to drives and parking areas, the last sentence of the first paragraph of Section 29(b)(2) of the Lease is hereby modified and an additional sentence is added to provide as follows:

          The preliminary site plan attached as Exhibit A shows the parking that is or will become available for the Demised Premises, subject to such changes as may reasonably need to be made to the final site plan. The final site plan will be substituted for the preliminary site plan as soon as it becomes available. Except with respect to those Common Area expenses relating to drive and parking areas provided for below, Tenant's pro-rata share of the total Common Area expenses for the previous calendar year shall be that portion of all such expenses which is equal to the proportion which the number of square feet of gross leasable area in the Demised Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development which are from time to time completed and occupied as of the commencement of each calendar year. Tenant's pro-rata share of the total Common Area expenses for the previous calendar year which relate to the operation and maintenance of the drive and parking areas located in the Common Area shall be that portion of all such expenses which is equal to the proportion which the number of parking spaces available for Tenant use bears to the total number of parking spaces in the entire Development.

Except as expressly modified above, Section 29(b)(2) of the Lease remains in full force and effect as originally written.

     8. Additional Security Deposit. Upon execution of this amendment, Tenant shall pay to Landlord an additional security deposit equal to the last month's rent based on the last year of lease term for the Additional Premises in the amount of $15,077.46.

     9. Acceptance of Additional Premises. Tenant agrees to accept the Additional Premises "As Is", and Tenant shall bear the entire cost of any alterations or improvements required to the Additional Premises to suit Tenant's needs. Tenant's taking possession of the Additional Premises shall be deemed conclusive evidence that the Additional Premises are in good order and satisfactory condition. Landlord is under no obligation to alter, remodel, repair or improve any of the Additional Premises, the building in which they are located, or the surrounding grounds, and Landlord has made no representations, express or implied, respecting any matter or thing relating to said premises, building, or grounds except as may be expressly stated in the Lease or this Amendment.

     10. Brokers and Commissions. Each of Landlord and Tenant (as "warranting party") represents and warrants to the other that the warranting party knows of no real estate broker or agent who is or might be entitled to compensation in connection with this Amendment. Each warranting party agrees to indemnify, defend and hold the other party harmless from and against any and all liabilities or expenses, including reasonable attorneys' fees and costs, arising out of any claim for brokerage commissions, finder fee, or similar compensation which claim is based on any alleged act or agreement of the warranting party. This indemnification shall survive the termination of the Lease, as amended hereby.

     11. Miscellaneous. The Lease, as amended hereby, contains all of the representations, understandings, and agreements of the parties with respect to matters contained herein. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Lease. Each of the individuals who have executed this

Amendment represents and warrants that he or she is duly authorized to execute this Amendment on behalf of the Landlord or Tenant as the case may be; that all corporate, partnership, trust or other action necessary for such party to execute and perform the terms of this Amendment have been duly taken by such party, and that no other signature and/or authorization is necessary for such party to enter into and perform the terms of this Amendment. Except as amended herein, the terms and conditions of the Lease shall remain the same and in full force and effect.

DATED this 16th day of March, 2005.

LANDLORD:                               TENANT:

IS PROPERTIES, LLC                      MINNESOTA SCHOOL OF BUSINESS,
                                        Dba UTAH CAREER COLLEGE


By: /s/                                 By: /s/
    --------------------------------        ------------------------------------

Its: Manager                            Its: Director Advertising

                       FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into by and between IS PROPERTIES, LLC ("Landlord") and C SQUARE EDUCATIONAL ENTERPRISES, dba UTAH CAREER COLLEGE ("Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to a Lease Agreement dated October 1, 2002 (the "Lease"). The Lease provides for the lease of certain premises consisting of approximately 5,070 square feet of retail space (the "Original Premises") located in the Independence Square Shopping Center (the "Shopping Center"), in West Jordan, Utah.

     B. Landlord and Tenant now desire to amend the Lease in certain respects, including leasing additional space in the Shopping Center to Tenant, all in accordance with and subject to the terms and conditions set forth herein.

                        TERMS AND CONDITIONS OF AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Effective Date. This Amendment shall become effective as of June 1, 2004 (the "Effective Date").

     2. Lease of Additional Premises. Landlord will lease to Tenant, and Tenant will accept and lease from Landlord, those certain premises located in the Shopping Center and previously occupied by Curves for Women, consisting of approximately 1,200 square feet of retail space and commonly known as 1740 West 7800 South, West Jordan, Utah (the "Additional Premises"). Landlord will deliver possession of the Additional Premises to Tenant immediately upon vacation of said premises by Curves for Women. Upon vacation by Curves for Women, the Additional Premises shall be deemed to be part of the "Demised Premises" as defined in the Lease and Tenant's use and occupancy of the Additional Premises will be subject to all of the terms and conditions of the Lease applicable to the Demised Premises.

     3. Term The lease term for the Additional Premises shall be term stated in the Lease for the Demised Premises.

     4. Rent. Until the Effective Date, Tenant shall pay rent as provided in
Section 7.1 of the Lease. Commencing as of the Effective Date, the rent for the Demised Premises (including both the Original Premises and the Additional Premises) shall be as follows:

Year 2004   (June 1 thru Dec. 31) $6,562.50/month-$45,937.50/year
            Net/Net/Net
Year 2005   $6,562.50/month-$78,750.00/year Net/Net/Net
Year 2006   $7,208.26/month-$86,499.12/year Net/Net/Net

Year 2007   $7,208.26/month-$86,499.12/year Net/Net/Net
Year 2008   $7,208.26/month-$86,499.12/year Net/Net/Net
Year 2009   $7,208.26/month-$86,499.12/year Net/Net/Net
Year 2010   (Jan. 1 thru Sep. 30) $7,208.26/month-$64,874.34/year
            Net/Net/Net

     5. Tenant's Proportionate Share. Tenant's proportionate share of taxes, insurance, and common area maintenance expense with respect to the Additional Premises shall be calculated as provided in Article 4.1 of the Lease. Tenant shall continue to pay its proportionate share of taxes, insurance and common area maintenance with respect to the Original Premises, and commencing on the effective date, shall also pay its proportionate share of such expenses with respect to the Additional Premises.

     6. Additional Security Deposit. Upon execution of this amendment, Tenant shall pay to Landlord an additional security deposit in the amount of $ not applicable.

     7. Acceptance of Additional Premises. Tenant agrees to accept the Additional Premises "As Is", and Tenant shall bear the entire cost of any alterations or improvements required to the Additional Premises to suit Tenant's needs. Tenant's taking possession of the Additional Premises shall be deemed conclusive evidence that the Additional Premises are in good order and satisfactory condition. Landlord is under no obligation to alter, remodel, repair or improve any of the Additional Premises, the building in which they are located, or the surrounding grounds, and Landlord has made no representations, express or implied, respecting any matter or thing relating to said premises, building, or grounds except as may be expressly stated in the Lease or this Amendment.

     8. Brokers and Commissions. Each of Landlord and Tenant (as "warranting party") represents and warrants to the other that the warranting party knows of no real estate broker or agent who is or might be entitled to compensation in connection with this Amendment. Each warranting party agrees to indemnify, defend and hold the other party harmless from and against any and all liabilities or expenses, including reasonable attorneys' fees and costs, arising out of any claim for brokerage commissions, finder fee, or similar compensation which claim is based on any alleged act or agreement of the warranting party. This indemnification shall survive the termination of the Lease, as amended hereby.

     9. Miscellaneous. The Lease, as amended hereby, contains all of the representations, understandings, and agreements of the parties with respect to matters contained herein. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Lease. Each of the individuals who have executed this Amendment represents and warrants that he or she is duly authorized to execute this Amendment on behalf of the Landlord or Tenant as the case may be; that all corporate, partnership, trust or other action necessary for such party to execute and perform the terms of this Amendment have been duly taken by such party, and that no other signature and/or authorization is necessary for such party to enter into and perform the terms of this Amendment. Except as amended herein, the terms and conditions of the Lease shall remain the same and in full force and effect.

DATED this 29th day of APRIL, 2004.

LANDLORD:                               TENANT:

IS PROPERTIES, LLC                      C Square Educational Enterprises, dba
                                        UTAH CAREER COLLEGE


By: /s/                                 By: /s/ Terry Myhre
    ---------------------------------       ------------------------------------
    Manager                             Its: CEO

                              CONSENT OF GUARANTOR

     The undersigned is a personal Guarantor of the Lease pursuant to a written Guarantee of Lease (the "Guarantee") executed contemporaneously therewith. The undersigned hereby consents to the foregoing First Amendment to Lease Agreement. The undersigned's guarantee obligations under the Guarantee shall apply to the obligations of the Tenant under the Lease, as amended herein.

     DATED this 29th day of APRIL, 2004.

                                        GUARANTOR:


                                        /s/Terry Myhre
                                        ----------------------------------------
                                        (Signature)

                                        Terry Myhre
                                        (Please print name)

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT made and entered into this 1st day of October, 2002, by and between IS PROPERTIES LLC., hereinafter referred to as the "Landlord", and MINNESOTA SCHOOL OF BUSINESS, dba Utah Career College hereinafter referred to as the "Tenant":

                                   WITNESSETH

     ARTICLE 1. REMISES AND TERM. Landlord hereby leases and by these presents does lease and demise to the Tenant, and the Tenant does lease and take from the Landlord, the premises described on Exhibit "B" attached hereto, consisting of approximately 5,070 square feet of retail space, the "Demised Premises", situated in the building erected, or to be erected, on the property described on Exhibit "A" attached hereto, together with all the easements, rights, privileges and appurtenances thereunto belonging or in any way appertaining to the Demised Premises.

     TO HAVE AND TO HOLD the said Demised Premises, together with all improvements, appurtenances, rights, privileges and easements thereunto belonging to or in appertaining, unto Tenant for a term commencing as of the date set forth herein under Article 3, and continuing thereafter to and including the date eight (8) years from the first day of the first month immediately following such commencement date, subject, however, to extension and renewal if hereafter provided. When the date of commencement of the term has determined, Landlord and Tenant may enter into an agreement in recordable form setting forth such date at the request of either the Landlord or the Tenant.

     ARTICLE 2. CONSTRUCTION OF IMPROVEMENTS. Tenant shall, at Tenant's sole cost and expense, construct other improvements, within the Demised Premises, in accordance with the preliminary plans and specifications prepared by Tenant's Architect copies which will be attached and incorporated as Exhibit "B", and initialed by the parties, which plans and specifications the parties will carefully review and specifically approve prior to construction.

     ARTICLE 3. TENANT'S POSSESSION. The term of this Lease shall commence upon mutual execution of the lease. The Tenant may take possession of the Demised Premises upon later of the lease execution date or October 1, 2002. The Tenant shall accept possession of the Demised Premises "as is". Rental payment shall commence on January 1, 2003 for the space labeled Phase 1 on Exhibit A and the rental payment on the remainder of the space labeled Phase 2 in Exhibit A shall commence on April 1, 2003.

     ARTICLE 4. OBLIGATIONS OF TENANT AND LANDLORD.

     4.1 Real Property Taxes. Tenant shall pay, within ten (10) days from the date Landlord submits to Tenant a statement setting forth the amount due Landlord under the provisions of this paragraph, Tenant's proportionate share of the real property taxes and assessments on the Demised Premises as additional rent hereunder. Tenant's proportionate share of such taxes and assessments shall be determined by multiplying the total amount of such taxes and assessments by a fraction, the numerator of which is the floor area of the Demised Premises and the denominator of which is the total floor area of the building or buildings being assessed. Tenant shall pay one-twelfth (1/12) of Tenant's proportionate share of the estimated annual taxes in advance each month in addition to the minimum rental payment due hereunder. Landlord shall pay all taxes, and assessments lawfully levied or assessed against the building or buildings or any part thereof; provided, however, that Landlord may, dispute and contest the same. Tenant may, at its sole cost and expense, after it has paid in full its proportionate share of any taxes or assessments due hereunder, upon fifteen (15) days prior written notice to Landlord, contest with the appropriate governmental authority such tax or assessment. Tenant shall be entitled to any refund of any tax or penalty paid by Tenant, or paid by Landlord and reimbursed by Tenant to Landlord. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein.)

     4.2 Personal Property Taxes. Tenant shall additionally pay, when due, all personal property taxes and license fees levied and assessed against the Demised Premises during the term of this Lease. Nothing contained in this Lease shall require or be construed to obligate the Tenant to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or any income, profits or revenue tax upon the income of the Landlord; provided, however, that in any case where a tax may be levied, assessed or imposed upon Landlord for the privilege of renting or leasing the Demised Premises, Tenant shall pay to Landlord as additional rent hereunder the amount of said tax, but in no event shall the Tenant be obligated to pay an amount greater than that which would be payable if the Demised Premises were the only asset of the Landlord.

     4.3 Tenant's Insurance. The Tenant shall, during the entire term of this Lease, at the Tenant's sole cost and expense, but for the mutual benefit of the Landlord and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the entire property described on Exhibit "B" attached hereto and on, in or about the adjoining streets and passageways, such insurance to afford protection to the limit of not less than $1,000,000 in respect to injury or death to a single person, and to the limit of not less than $2,000,000 in respect to any one accident, and to the limit of not less than $250,000 in respect to property damage or a combined single limit policy not less than $2,000,000 per occurrence. All policies shall name Landlord and the mortgagee of the property as an additional named insured, as their interest may appear. The initial mortgagee shall be GE Capital Commercial Mortgage Corporation, GECMC 2001-3 Loan Number 70-2000443.

     Tenant shall also provide insurance coverage to the extent of the full replacement value covering all of Tenant's property, fixture, equipment, tools, improvements, stock, goods, wares or merchandise, that it may have in or on or about the Demised Premises.

     Other forms of insurance may be reasonably required to cover future risks against which a prudent Tenant would protect itself.

     All policies of insurance provided for herein shall be issued by insurance companies with a general policy holder's rating of not less than A and a financial rating of AAA, as rated in the most current available "Best Guide" Insurance Reports, and qualified to do business in the state of Utah.

     The policies for the foregoing insurance shall provide that the proceeds thereof shall be payable to the Tenant and to the Landlord, as their respective interests may appear. Said required Tenant insurance coverage shall be verified to the Landlord by an insurance carrier in the form of either a certified copy of the policy or other written verification of insurance coverage acceptable to Landlord and the lending institution for the Demised Premises. Such insurance policies shall provide that Landlord be given thirty (30) days written notice prior to any cancellation or alteration of any policy.

     To the extent that Tenant fails to provide the foregoing insurance, either hazard or liability, Tenant shall be responsible to Landlord, as his interest appears, for such damage that would have been insured by said policies but for Tenant's failure to obtain such insurance.

     4.4 Landlord's Insurance. Subject to Tenant's reimbursement, Landlord shall provide fire, lighting, and extended coverage ("all risk") insurance and such additional insurance coverage as may be required by Landlord's mortgagee (including "loss of rents" insurance) on the building, of which the Demised Premises is a Part, for the full replacement value thereof or such value as is required by Landlord's mortgagee, whichever is greater, against such loss.

Tenant shall reimburse Landlord as additional rental hereunder, for Tenant's proportionate share (determined in the same manner as Tenant's proportionate share of taxes and assessments herein above) of the insurance premium therefore within ten (10) days from the date Landlord submits to Tenant a statement setting forth the amount due Landlord under the provisions of this paragraph. Tenant agrees that it will not at any time, during the term of this Lease, carry any stock of goods or do anything or about the Demised Premises which will in any way tend to increase the insurance rates upon the building of which the Demised Premises area a part. In addition to Tenant's proportionate share of the costs of insurance premiums as described herein, Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on the building of which the Demised Premises are a part resulting from the foregoing or from Tenant doing any act in or about said Demised Premises which does so increase the insurance rates, whether or not the Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Demised Premises any electrical equipment which constitutes an overload on the electrical lines of the Demised Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters, nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall pay 1/12 of Tenant's proportionate share of the estimated annual building insurance premium in advance each month along with the minimum rental payment. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein.)

     4.5 Subrogation. Landlord and any other tenants of the building shall not be liable to Tenant or anyone claiming by, through or under Tenant, including an insurance carrier or carriers, for any insurable loss or damage, and no such carrier shall have the right to subrogate against Landlord, or any other Tenant. All of the insurance policies required hereunder pertaining to the Demised Premises shall contain an endorsement by the respective insurance carrier or carriers waiving any and all rights of subrogation against Landlord, and any other tenant of the building, a copy of which endorsement or endorsements, or evidence thereof by way of certificate shall be furnished to the Landlord.

     4.6 Assumption of Risk. Anything herein to the contrary notwithstanding, after the commencement of the term as provided in Article 3, the Tenant assumes full risk of damage to its property, fixtures, equipment, tools, improvements, stock, goods, ware of merchandise, that it may have in or on or about the Demised Premises, resulting from fire, lightning, extended coverage perils, flood and any catastrophe, regardless of cause or origin. The Landlord shall not be liable to Tenant or anyone claiming by, through or under Tenant, including Tenant's insurance carrier or carriers, for any loss or damage resulting from fire, lightning or extended coverage perils or from an act of God. Landlord shall not be liable to the insurance carrier for damages insured against, either directly or by way of subrogation.

     ARTILE 5. TENANT'S USE. The Tenant may use the Demised Premises for conducting its Veterinary School Business and ancillary services connected therewith. Tenant shall be permitted to add additional curriculum/s if additional curriculum/s are in compliance with existing use restrictions and exclusives for said shopping center. Tenant shall use the Demised Premises only for lawful and proper purposes, which are permissible under applicable law (including under applicable zoning laws). Tenant shall not make any use of the Demised Premises which will cause cancellation of any insurance policy covering the same and shall not keep or use on the Demised Premises any article, item, or thing which is prohibited by the terms of the hazard insurance policy covering the improvements. Tenant shall not commit any waste upon the Demised Premises and shall not conduct or allow any business, activity or thing on the Demised Premises which is or becomes unlawful, prohibited, or a nuisance or which may cause damage to Landlord, to occupants or other tenants in the vicinity, or to other third parties. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Demised Premises. Tenant shall make no alteration or addition to the premises without the prior written consent of Landlord.

     Tenant represents to Landlord that neither Tenant nor any affiliates of Tenant will generate, store or dispose of any Hazardous Substances (as defined below) at or in the area of the Demised Premises and Property.

     Tenant covenants with Landlord: a) to prohibit any generation, storage or disposal of Hazardous Substances at the Demised Premises, b) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the generation, storage or disposal by Tenant of Hazardous Substances (whether or not at the Demised Premises); and c) to permit entry onto the Premises by Landlord of Landlord's representative(s) at any reasonable time to verify Tenant's compliance with the foregoing.

     Tenant agrees to indemnify and defend Landlord (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, cleanup expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord in connection with Tenant's generation, storage, or disposal of Hazardous Substances at or near the Demised Premises in accordance with the foregoing and with Tenant's compliance with the foregoing representations and covenants. This indemnification by Tenant shall survive termination or expiration of this Lease.

     "Hazardous Substances" shall mean i) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, ii "PCBs", as defined in 40 C.F.R. 761 et seq. and "TCDD" as defined in 40 C.F.R. 755 et seq. (or in either case analogous regulations promulgated under the Toxic Substances Control Act, as amended), iii) "asbestos" as defined in 29 C.F.R. 1910.1001 et seq. (or analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended), and (iv) waste oils and other petroleum hydrocarbon compounds.

     In the event Tenant's business, or use of the Demised Premises, should require the legal storing of barrels, drums and other storage containers, Tenant covenants with Landlord to provide Landlord no less often than every three (3) months with a complete and accurate list of all storage containers, chemical inventories and quantities. Such inventory list shall be updated by Tenant to Landlord every quarter and certified as a true and correct inventory.

     Additionally, Tenant shall supply Landlord with a container and contents disposal plan acceptable to Landlord or in the alternative, a bond payable to Landlord to fund the disposal and discardment of all chemicals and/or storage containers located on or about the Demised Premises. Said bond shall be used by Landlord in the event Tenant fails to properly dispose of such containers and chemicals.

     Tenant covenants with Landlord to store all chemical containers in a safe and secure manner either inside the Demised Premises or within a secured fenced area, so as not to cause a nuisance to Landlord and other tenants in the proximity of the Demised Premises, and to prevent the unlawful infiltration of chemicals and container discardment by others.

     ARTICLE 6. POSSESSION. Possession of the Demised Premised shall be delivered to the Tenant an "as is" basis as herein provided, free and clear of all Tenants and occupants and the rights of either. The Demised Premises shall also be free of liens, encumbrances and violations of laws, ordinances and regulations adversely affecting the use and occupancy of the Demised Premises, except those presently of record including mortgages and trust deeds and those that may be specified herein. Tenant agrees to deliver to the Landlord physical possession of the Demised Premises, including all keys to the Demised Premises, upon the termination or expiration of this Lease or any extension thereof, in as good order, condition, and state of repair as when received by Tenant, reasonable wear and tear thereof and damage by fire, acts of God or the elements excepted.

     ARTICLE 7. RENT.

7.1 Minimum Rent. The Tenant agrees to pay the Landlord at such address as shall from time to time be designated by Landlord, as minimum rental during the initial term of this Lease without right of offset or deduction, the sum of:

Years 2003   January to April $2,640.63/month; April to December
             $5,281.25/month-$50,171.888/year Net/Net/Net
Year 2004    $5,281.25/month   $63,375.00/year Net/Net/Net
Year 2005    $5,281.25/month   $63,375.00/year Net/Net/Net
Year 2006    $5,800.93/month   $69,611.10/year Net/Net/Net
Year 2007    $5,800.93/month   $69,611.10/year Net/Net/Net
Year 2008    $5,800.93/month   $69,611.10/year Net/Net/Net
Year 2009    $5,800.93/month   $69,611.10/year Net/Net/Net
Year 2010    January to September $5,800.93/month-$52,208.37/year Net/Net/Net

Minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Lease term. Should Tenant's occupancy of the Demised premises commence on any day other than on the first (1st) day of the calendar month, the first rental shall be prorated accordingly.

     7.2 Late Penalty. Tenant shall be charged a five percent (5%) late fee on all rental payments (minimum and/or additional) which are received by Landlord more than fifteen (15) days after their due date. Such late fee shall compensate Landlord for (i) the costs attributable to providing notice of delinquency; and
(ii) the expense of servicing the mortgage loan on Landlord's Building from alternative funds. In addition, any rental payments which are not paid within twenty (20) days of their due date shall bear interest thereafter at the rate of one and one-half percent (1-1/2%) per month, or the highest rate permitted by law, whichever is lower, until paid.

     ARTICLE 8. SIGNS. With the prior written approval of Landlord, which approval shall not be unreasonably withheld, Tenant shall have the right and privilege to place on the building or Demised Premises signage necessary for the operation of Tenant's business. Such sign installation shall not adversely affect or damage the physical structure of the building, nor detract from the overall harmony of the building and the adjacent shopping center development. All such signs must conform with the codes and regulations of West Jordan City and adhere to the signage criteria for the development.

     Upon the expiration or termination of the lease, the Tenant shall remove all signage installed by Tenant and repair any damaged areas on the building or Demised Premises caused thereby, to a condition acceptable to the Landlord.

     ARTICLE 9. ALTERATIONS AND IMPROVEMENTS. Tenant shall have the right, subject to Landlord's prior written approval, to make non-structural alterations, additions, or improvements (hereinafter collectively referred to as "improvements") to the interior of the Demised Premises. Said improvements and additions shall be accomplished at Tenant's sole cost and expense and shall be made in compliance with all building codes and ordinances, laws, and regulations applicable to the Demised Premises. Tenant shall cause all improvements to be accomplished in a good workmanlike manner using the same quality and finish to match existing. Landlord shall have the right, but not the obligation, to require Tenant's removal of said improvements at the expiration or termination of the Lease, including restoration of the Demised Premises, to its original state of improvement, configuration, etc.

     Tenant shall keep the Demised Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released by payment or posting of a bond, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant as additional rent within fifteen (15) days of Tenant's receipt of Landlord's invoice.

     ARTICLE 10. FIXTURES AND PERSONAL PROPERTY. All fixtures (not including trade fixtures) installed or attached to the Demised Premises by and/or at the expense of Tenant shall become the property of Landlord. Any trade fixtures installed in the Demised Premises by and at the expense of the Tenant shall remain the property of the Tenant or Tenant's trade fixture Lessors, and the Landlord agrees that so long as Tenant is not in default hereunder, Tenant or its Lessors shall have the right ay any time to remove any and all of its trade fixtures and personal property of Tenant in favor of a Lessor who intends to Lease any of the same to Tenant. Tenant shall be required, at the expiration or termination of this Lease Agreement or any extension or renewal thereof, to remove any and all of its trade fixtures which it may have stored or installed in the Demised Premises. Tenant will repair all damage to the Demised Premises occasioned by such trade fixture removal. If Tenant shall holdover beyond lease expiration or lease termination, with Landlord's approval of such holdover, for removal of fixtures and equipment (not to exceed ten (10) days), Tenant shall pay to the Landlord as rental therefore, a sum equal to the prorate portion of the previous monthly rental thereof. In the event Tenant has not completed the removal of its fixtures and equipment and restoration of the Premises caused thereby, within the ten (10) day period following the expiration or termination of the lease, Landlord shall, in Tenant's behalf and at Tenant's sole and exclusive expense, cause such fixtures and equipment to be removed and the Premises to be restored. Upon completion, the cost of said removal and restoration, plus twenty percent (20%) for overhead and profit, including prorated rental for the period of time required to accomplish such, shall be passed on to Tenant for Tenant's payment to Landlord.

     ARTICLE 11. UTILITIES. The Tenant shall pay for all water, heat, gas, electricity, and other costs of utilities connected with, consumed, or used by it in connection with its occupancy of the Demised Premises. In the event that one or more of such utilities or related services shall be supplied to the Demised Premises and to one or more other Tenants within the Landlord's two building development without being individually metered or measured to the Demised Premises, Tenant's appropriate proportionate share thereof shall be paid as additional rent based upon Landlord's estimate of Tenant's anticipated usage. In the event any utility service to the Demised Premises is interrupted or temporarily discontinued for any reason whatsoever, Landlord shall not be liable therefore to Tenant and the rent required to be paid hereunder shall not be abated as a result thereof, and Tenant waives any claims it might otherwise have against Landlord as a result of any such interruption or discontinuation.

     ARTICLE 12. MAINTENANCE AND REPAIRS. It is understood and agreed that the Landlord shall, at its sole cost and expense, keep and maintain, during the term of the Lease Agreement or any extension or renewal thereof, the foundations, and structural support portion of the improvements in proper condition and in a good state of repair. Landlord shall not be responsible for any maintenance or repair caused by the fault or neglect of the Tenant, or due to hazards and risks covered or required to b e covered by insurance hereunder except as insurance proceeds are available therefor. All other maintenance and repair of said structure, including but not limited to, painting of walls, and maintenance, repair and replacement of equipment, shall be the responsibility of the Tenant. Landlord shall assign warranties and extended warranties obtained from Landlord's contractors of those portions of the Demised Premises which Tenant is obligated to maintain.

     It is understood and agreed that should either party to this Agreement fail or refuse to start and to proceed thereafter with due diligence to make any repairs or maintenance as may be reasonably necessary for the purpose of fulfilling the terms and conditions of the agreements herein set forth within a reasonable length of time (not to exceed seven (7) days) after being notified in writing of the need thereof, that the other party hereto may make such repairs at the cost and expense of the party so failing or refusing. In the event of any emergency situation, Tenant may, in its discretion, make emergency repairs without giving written notification to Landlord, and Landlord shall reimburse Tenant in the event that such repairs were the responsibility of the Landlord hereunder and were not due to the fault of Tenant or Tenant's agents. The rights of Tenant hereunder specifically do not include the right to offset or deduct any amounts claimed hereunder from rentals due.

     Landlord reserves the right to enter upon the Demised Premises (in a manner that will not unnecessarily interfere with the business of Tenant) during business hours at any time to inspect the same and to make necessary repairs to fulfill Landlord's obligation hereunder.

     ARTICLE 13. RESTORATION OF DAMAGE. If the Demised Premises are partially damaged by fire, the elements or other casualty, covered by the "all risk" insurance policy referred to hereinabove, Landlord shall promptly repair all damage and restore the Demised Premises to their condition immediately prior to the occurrence of such damage. During the period of reconstruction referred to above, rent payable by Tenant shall ratably abate, based on the percentage of the Demised Premises usable during reconstruction. The term of the Lease shall extend one additional day for each day the entire Demised Premises are not usable due to the reconstruction process.

     If the Demised Premises shall be totally destroyed and/or shall it be determined that more than one hundred eighty (180) days will be required to repair or rebuild the Demised Premises, both Landlord and Tenant shall have the right to terminate this Lease Agreement upon written notice to the other within thirty (3)) days of the occurrence at which time this Lease Agreement shall become null and void.

     ARTICLE 14. EMINENT DOMAIN. If, during the term hereof, or any renewal term, the entire Demised Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such proceeding, or upon the date Tenant is dispossessed under an order of immediate occupancy, whichever first occurs. If less than all of the Demised Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, by right of eminent domain, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In any taking of the Demised Premises or any part thereof, whether or not this Lease is terminated as provided in this Paragraph, the parties hereto may claim and shall be entitled to receive an award or compensation therefor in accordance with their respective legal rights and interests.

     ARTICLE 15. DEFAULT IN PAYMENT OF RENT OR ABANDONMENT. In the event of default by Tenant in the performance of its obligation to pay rent hereunder, or in the event Tenant shall vacate or abandon the Demised Premises, or in the event Tenant, or any guarantor hereunder, shall be adjudicated as bankrupt for the benefit of creditors, or enter into an arrangement or participate voluntarily or involuntarily in any bankruptcy or related proceeding under Federal or State Law, Landlord shall have the right to terminate this Lease and to re-enter the Demised Premises or any part thereof with or without process of law; or Landlord, at his option, without terminating this Lease, shall have the right to re-enter the Demised Premised and sublet the whole or any part thereof, for the account of the Tenant, upon as favorable terms and conditions as the market will allow. In the latter event, the Landlord shall have the right to collect any rent which may thereafter become payable under such sublease and to apply the same first to the payment of any expenses incurred by the Landlord in the dispossessing the Tenant and in subletting the Demised Premises, and Landlord may charge interest at the rate equal to one percentage point higher than the prime bank rate of Key Bank of Utah in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum on such expenses; and, second, to the payment of the rental herein reserved and the fulfillment of Tenant's covenants hereunder, and the Tenant shall be liable for amounts equal to the installments of rent as they become due, less any amounts actually received by the Landlord and applied on account of rental as aforesaid. The Landlord shall not be deemed to have terminated this Lease by reason of taking possession of the Demised Premises unless written notice of such termination has been served on the Tenant.

     ARTICLE 16. OTHER DEFAULTS BY TENANT. It is mutually agreed that if the Tenant shall default in performing any of the terms or provisions of this Lease Agreement other than as provided in the preceding Article, and if the Landlord shall give to the Tenant notice in writing of such default, and if the Tenant shall fail to cure such default within fifteen (15) days after the date of receipt of such notice, or if the default is of such a character as to require more than (15) days to cure, and if Tenant shall fail to use reasonable diligence in curing such default, then in such applicable event the Landlord may cure such default for the account of and at the cost and expense of Tenant, plus interest at the rate equal to one percentage point higher than the prime bank rate of Key Bank of Utah, in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum, and the sum so expended by the Landlord and interest shall be deemed to be additional rent and on demand shall be paid by the Tenant on the day when rent shall next become due and payable. Failure to pay any additional rent as provided in this Article shall be deemed a failure to pay rent within the meaning of Article 15.

     ARTICLE 17. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease. Tenant, upon paying all rentals and performing all the Tenant's covenants, terms and conditions in this Lease Agreement, shall and may peaceably and quietly hold and enjoy the Demised Premises for the term of this Lease Agreement. Tenant understands that other persons and entities conduct businesses or reside near the Demised Premises. Tenant covenants and agrees to conduct its business in such a manner as to no unreasonably interfere with the occupants of surrounding properties.

     ARTICLE 18. WAIVER. No delay or omission by either party hereto to exercise any right or power accruing upon any non-compliance or default by the other party with respect to any of the terms hereof shall impair any such right or power to be construed to be a waiver thereof. Subject to the provisions of this Article, every such right and power may be exercised at anytime during the continuance of such default. It is further agreed that a waiver by either of the parties hereto of any of the covenants and agreements hereof to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

     ARTICLE 19. ATTORNEY'S FEE. In the event of any action at law or inequity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder or to recover damages for breach hereof, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fee, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses and attorney's fees shall be included in and as a part of such judgment.

     ARTICLE 20. NOTICES. Any notices or demand required or permitted to be given under this Lease Agreement shall be deemed to have been properly given when, and only when, the same is in writing and has been deposited in the United States Mail, with postage prepaid, to be forwarded by certified mail and addressed as follows:

TO THE LANDLORD AT:   ____________________________
                      IS Properties, LLC
                      4393 S. Riverboat Rd.
                      Taylorsville, UT 841223
                      801 / 287-9410

TO THE TENANT AT:     _____________________________
                      Director
                      Utah Career College
                      1902 West 7800 South
                      West Jordan, Utah 84088

Such addresses may be changed from time to time by either party by serving notices as above provided.

     ARTICLE 21. SUBORDINATION. This Lease shall be subject and subordinate to all mortgages or trust deeds which may now or hereafter affect the real property comprising the Demised Premises, and also to all renewals, modifications, consolidations and replacements of said mortgages and Trust Deeds. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver in a prompt and diligent manner such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or Trust Deeds.

     ARTICLE 22. ASSIGNMENT AND SUBLEASING. With the specific prior written consent of Landlord first obtained, Tenant can, at any time, assign this Lease or sublet all or any portion of the Demised premises. Landlord's consent shall not be unreasonably withheld. Any purported assignment or sublease without Landlord's prior written approval shall be null and void and of no force and effect whatsoever.

     ARTICLE 23. SCOPE OF THE AGREEMENT. This Lease Agreement shall be considered to be the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties are included therein.

     ARTICLE 24. OBLIGATIONS OF SUCCESSORS. Landlord and Tenant agree that all of the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

     ARTICLE 25. HOLD OVER. If, at the expiration or termination of this Lease or any extension thereof, Tenant shall hold over for any reason, the tenancy of Tenant thereafter shall be from month to month only and shall, in the absence of a written agreement to the contrary, be subject to all the other terms and conditions of this Lease with the monthly rental adjusted to One Hundred Twenty Percent (120%) of the monthly rental for the last month of the primary Lease term or subsequent Lease renewal term.

     ARTICLE 26. PARKING. The plans and specifications for the construction of the Demised Premises, as approved by the parties, depict adjacent parking for the non-exclusive use of Tenant. Such parking and maintenance thereof shall remain under the control of Landlord (subject to reimbursement of common area maintenance as hereinafter set forth) and Landlord shall have the right from time to time to publish reasonable non-discriminatory regulations for Tenant's use of the parking, with which regulations Tenant covenants to comply.

     ARTICLE 27. INDEPENDENCE SQUARE DEVELOPMENT.

     ARTICLE 28. COMMON AREAS. Areas within the outer property lines of the Development as delineated on the plat attached hereto marked Exhibit "A", exclusive of areas therein specified or as built for leasing to Tenants shall be known a Common Areas, as shall all other areas from time to time designated by Landlord for use as part of the Development. Landlord covenants and agrees at its sole cost and expense to improve said Common Areas by installing and construction thereon parking lots, access roads, pedestrian walkways, sidewalks, exterior canopies, delivery and landscaped areas and lighting facilities to the extent to which Landlord shall determine to be necessary. Said Common Areas shall be available for the common use of all Landlords' Tenants in the Development, their employees, customers and invitees. Notwithstanding anything elsewhere herein contained, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the Common Areas and the purposes to which the same may be devoted, and the use of Common Areas shall at all times be subject to such reasonable rules and regulations as may be promulgated by Landlord.

     ARTICLE 29. COMMON AREA MAINTENANCE. Landlord will maintain or cause to be maintained the Common Areas and Tenant will reimburse Landlord for Tenant's prorate share of the cost of such maintenance as hereinafter provided.

(a) Common area maintenance costs and expenses shall be determined in accordance with generally accepted accounting principles consistently applied and allocated to any particular calendar year on the accrual method of accounting. Such cost and expenses shall include, but shall not be limited to upkeep, exterior painting, repairs, replacements and improvements in the Common Areas, snow removal, sweeping and cleanup, depreciation allowance on any machinery and equipment owned by Landlord and used in connection therewith, payroll and payroll costs, utility services including fire line water service charges, police protection, night watchmen, premiums for public liability, property damage and fire insurance including the Common Areas, any real estate tax and/or tax consultant expense incurred for the purpose of maintaining equitable tax assessments on the Development, all property taxes or assessments levied or assessed against all Common Areas, which, if not separately assessed, shall be determined, for land, by the ratio of land area designated for Common Area use to the total land area in the Development and,, for improvements on a fair and equitable allocation among the various improvements in the Development, giving weight to the factors which determine the amount of the real property tax or assessment in question. In addition, such costs shall include administrative costs equal to ten percent (10%) of the total cost paid or incurred by landlord under this paragraph.

(b) Tenant shall pay as additional rent to Landlord, Tenant's prorate share of such common Area expenses in the following manner:

(1) From and after the date the minimum rental provided for herein has commenced, but subject to adjustment as hereinafter in this subparagraph (1) provided, Tenant shall pay Landlord in advance on the first day of each calendar month during the term of this Lease an estimated and adjustable amount covering Tenant's proportionate share of common area services and expenses, which amount may be adjusted by Landlord by notice to Tenant at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated costs. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein.)

(2) Within thirty (30) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, showing the total operating costs, the amount of Tenant's prorate share of such common area expenses for such calendar year and the payments made by Tenant with respect to such calendar year as set forth in subparagraph (b) 1. If Tenant's prorate share of such common area expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency with ten (10) days after receipt of such statement. If said payments exceed Tenant's prorate share of such common area expenses, Tenant shall be entitled to offset the excess against payments next thereafter to become due Landlord as set forth in said subparagraph (b) 1. Tenant's prorate share of the total common area expenses for the previous calendar year shall be that portion of all such expenses which is equal to the proportion which the number of square feet of gross leasable area in the Demised Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development which are from time to time completed as of the commencement of each calendar year.

     There shall be appropriate adjustment of Tenant's share of the common area expenses as of the commencement and expiration of the term of this Lease. The term "Gross Leasable Area", as used herein, shall be deemed to mean and include all fully enclosed areas for the exclusive use and occupancy by occupant, measured from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings), including warehousing or storage areas, clerical or office areas, mezzanines or the second levels of any spaces and employee areas. "Gross Leasable Area" shall not include docks, areas for truck loading and unloading nor any utility and/or mechanical equipment vaults or rooms (to the extent such facilities lie outside exterior building lines).

     Anything to the contrary notwithstanding, in the event Landlord or his designated agent do not maintain the entire common area in the Development, then and in that event, for the length of time such condition may exist, Landlord's responsibility shall only be towards the maintenance and repair of those portions of the common area not maintained by others, and the "expense in connection with said common areas" shall only refer to such areas maintained by Landlord. In this event, Tenant's proportionate share of the expenses shall be determined on the basis of the proportion of such expenses which the number of square feet of gross leasable area in the Demised Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development which are from time to time completed and occupied as of the commencement of each calendar year, exclusive of the area occupied and maintained by others.

     ARTICLE 30. SECURITY DEPOSIT. Tenant shall pay an amount equal to first and last months rent at the time of signing of this Lease. The amount equal to first months rent shall be applied to the first full month of the Lease term. The amount equal to last months rent shall be held by Landlord as security for the faithful performance of Tenant throughout the Lease term. The security deposit shall be refundable to Tenant at the end of the Lease term upon Tenant's satisfactory performance throughout the Lease term.

     ARTICLE 31. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of rent or any other payments required by the terms of this Lease.

     ARTICLE 32. ESTOPPEL CERTIFICATE. Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the demised premises and/or the land thereunder by Landlord, an estoppel statement shall be required from Tenant, Tenant agrees to deliver to any proposed mortgagee or purchaser, or to Landlord, in recordable form a certificate certifying (if such be the case) that this Lease is in full force and effect and that there are not defenses or offsets thereto, or stating those claimed by Tenant.

     ARTICLE 33. The submission of this Lease for examination foes not constitute a reservation of or option for the Demised Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant.

     IN WITNESS WHEREOF, the Landlord and Tenant have duly executed and affixed their respective seals to this Lease Agreement on the day and year first above written.

     LANDLORD:                     IS Properties LLC


                                   By /s/
                                      ------------------------------------------


     TENANT:                       Minnesota School of Business, Inc.


                                   By /s/ Terry Myhre
                                      ------------------------------------------
                                      Terry Myhre
                                      President

Attached hereto and incorporated herein;

Lease Rider "A" - Building Expenses
Exhibit "A"     - Site Plan
Exhibit "B"     - Floor Plan

                                 LEASE RIDER "A"

                               "BUILDING EXPENSES"

     With reference to Tenant's appropriate proportionate share of property tax, insurance expenses and common area service expenses as defined in the Lease Agreement Article 29 Tenant hereby agrees to pay, as additional monthly rental, SEVEN HUNDRED SIXTY DOLLARS AND NO CENTS ($760.00) to be paid monthly, in advance, along with the monthly rental previously stated in Lease ARTICLE 7. MINIMUM RENT. The above stated fee is an estimated and adjustable fee for such expenses and services. At the end of each calendar year, Landlord shall furnish a statement to Tenant defining what the actual tax, insurance and common area expenses are for the calendar year just expired, stating what Tenant's appropriate proportionate share of such expenses are and compare such to that amount which has been prepaid by Tenant. If Tenant's proportionate share of such expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of said statement. If Tenant's prepaid payments exceed Tenant's proportionate share of such expenses, the excess shall be applied against future payments for such expenses.

     Landlords Initials            Tenant's Initials

                               GUARANTEE OF LEASE

Whereas, a certain Lease of even date herewith has been , or will be , executed by and between IS Properties LLC, therein referred to as "Landlord:, and Minnesota School of Business, Inc., therein referred to as "Tenant", covering certain premises in the City of West Jordan, County of Salt Lake, State of Utah, and

WHEREAS the Landlord under said lease requires as a condition to its execution of said Lease that the undersigned guarantee the full performance of the obligations of the Tenant under said Lease; and

WHEREAS, the undersigned is desirous that Landlord enter into said Lease with Tenant,

NOW, THEREFORE, in consideration of the execution of said Lease by Landlord, the undersigned hereby unconditionally guarantees the full performance of each and all terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder. The undersigned further agrees as follows:

1. That this covenant and agreement on its part shall continue in favor of the Landlord not withstanding any extension, modification, or alteration of said lease entered into by and between parties thereto, or their successors or assigns, or not withstanding any assignment of said Lease, with or without the consent of the Landlord, and extension, modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge the undersigned and it does hereby consent thereto.

2. The Guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee or Tenant.

3. Landlord may, without notice, assign the Guarantee of Lease in whole or in part and no assignment of transfer of the Lease shall operate to extinguish or diminish the liability of the undersigned hereunder.

4. The liability of the undersigned under this Guarantee of Lease shall be primary and in any right of action which shall accrue to Landlord under the Lease, the Landlord may, at its option, proceed against the undersigned without having commenced any action, or having obtained any

Judgment against the Tenant.

5. To pay Landlord's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing of this Guarantee of Lease against the undersigned, individually and jointly.

6. The undersigned hereby waives notice of any demand by the Landlord, as well as any notice of default in the payment of rent or hereby any other amounts contained or reserved in the Lease. The use of singular herein shall include the plural. The obligation of two or more parties shall be joint and several. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

     IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be executed as of the date set forth on page one of the Lease referred to above.


                                        /s/ Terry Myhre
                                        ----------------------------------------